Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239073 on Form S-3 of iStar Inc. and Registration Statement No. 333-259173 on Form S-8 of iStar Inc., of our report dated February 14, 2023, relating to the financial statements of Safehold Inc., appearing in the Annual Report on Form 10-K of Safehold Inc. for the year ended December 31, 2022,  incorporated by reference in this Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 21, 2023